CERTIFICATE OF FORMATION OF AMP FUNDING, L.L.C.

          This Certificate of Formation of AMP Funding, L.L.C. (the "LLC') dated November 13, 1995, is being duly executed and filed by GARY R.CORRELL an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del C. Section 18-101, et seq.

FIRST:          The name and address of the LLC formed hereby is:

AMP Funding, L L.C. 1575 Delucchi Lane Suite 115 Reno, Nevada 99502
SECOND: The address of the registered office of the LLC in the State of Delaware is
Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is
The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19901
IN WITNESS WHEREOF. the undersigned has executed this Certificate of Formation as of the date first above written.
By: /s/ GARY R. CORRELL Name: Gary R. Correll Title: Executive Manager
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:30 AM 11/13/1995 950262139 - 2561189
CERTIFICATE OF AMENDMENT OF AMP FUNDING, L.L.C. A LIMITED LIABILITY COMPANY FIRST: The name of the limited liability company is:
AMP FUNDING, L.L.C.
SECOND: The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of the registered office of the limited liability company in Delaware is: 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is:  Corporation Service Company

IN WITNESS WHEREOF, the undersigned, has executed, signed and acknowledged this Certificate of Amendment this .23rd day of May, A.D. 1997.

Executive Manager

/s/ GARY R. CORRELL
Authorized Person
Name: Gary R. Correl

CERTIFICATE OF AMENDMENT OF AMP FUNDING, L.L.C. A LIMITED LIABILITY COMPANY FIRST: The name of the limited liability company is:
AMP FUNDING, L.L.C.

SECOND:  The Certificate of Formation of the limited liability company is hereby amended as follows:

"Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is Corporation Service Company."

IN WITNESS WHEREOF, the undersigned, has executed, signed and acknowledged this Certificate of Amendment this 23RD day of June .D. 1997.

/s/ LESLIE C. ZIMBERG
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM   04/19/1999
991153652 - 2561189

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED LIABILITY COMPANY

PURSUANT TO TITLE 6, SEC. 18-1107

1.     Name of Limited Liability Company:

                       AMP FUNDING,L.L.C.

2.     Date of original filing With Delaware Secretary of State:

                        NOVEMBER 13, 1995

I, John D. McCallum , Authorized Person of the above named limited liability company do hereby certify that this limited liability company is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited liability company be restored to Good Standing,

/s/ JOHN D. McCALLUM Authorized Person John D.McCallum Type Name